Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

SAMFINE CREATION HOLDINGS GROUP LIMITED

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Ordinary Shares of a par value of US$0.0003125 each	(1)	Other	600,000	$2.5651	$1,539,060.00	0.0001381	$212.55

Total Offering Amounts:						$1,539,060.00		212.55
Total Fee Offsets:								0.00
Net Fee Due:								$212.55

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Offering Note(s)

(1)	Represents class A ordinary shares of a par value of US$0.0003125 each issuable pursuant to the awards granted or to be granted under the SAMFINE CREATION HOLDINGS GROUP LIMITED 2026 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any class A ordinary shares of a par value of US$0.0003125 each covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of class A ordinary shares of a par value of US$0.0003125 each that may be issued under the Plan.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices of the Registrant’s ordinary shares as quoted on the Nasdaq Capital Market on April 2, 2026, a date within five business days prior to the filing of the Registration Statement.